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EXHIBIT 3.  AMENDED AND RESTATED BYLAWS OF CITIZENS FIRST CORPORATION

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           CITIZENS FIRST CORPORATION

                      (as amended as of February 16, 2006)

                      ARTICLE 1. -- MEETINGS OF SHAREHOLDERS

       SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the principal office of the Corporation as designated herein or at such other place within or without the Commonwealth of Kentucky, as shall be set forth in the notice of meeting. The annual meeting of this Corporation shall be held on the third Thursday in May of each year. If the annual meeting is not held on or before the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting.

        SECTION 2. NOTICE. The Secretary shall give notice of all annual and special meetings of the shareholders no fewer than ten (10) nor more than sixty
(60) days before the date of such meeting to each shareholder entitled to vote at such meeting as of the record date established by Article IX of these Bylaws, such notice stating the place, date and hour of the meeting. Notices for special meetings of the shareholders shall include a description of the purpose or purposes for which the meeting is called. Such notice shall be in writing addressed to each shareholder entitled to vote at such meeting and transmitted by regular United States mail, postage prepaid, to the address of the shareholder as it appears on the records of the Corporation (which shall be irrebuttably presumed to be correct unless such shareholder shall have filed with the Secretary of the Corporation a written notice of change of address). Any and all notices for annual or special meetings may be waived by the shareholders by submitting a signed waiver either before or after the meeting, or by attendance at the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

      SECTION 3. SPECIAL MEETING. Special meetings of the shareholders may be called at any time by a majority of the directors or by the holders of at least 33 1/3 percent of all votes entitled to be cast on the issue proposed to be considered at the proposed special meeting, provided that such holders of stock sign, date and deliver to the Corporation's Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. Within twenty (20) days thereafter, the Board of Directors shall fix a date, time and place for such meeting, either within or without the Commonwealth of Kentucky, and shall give notice of such meeting in accordance with these Bylaws. Only business within the purpose or purposes described in the meeting notice required by these Bylaws may be conducted at a special meeting of the shareholders.

      SECTION 4. QUORUM. The presence, in person or by proxy of the holders of a majority of the issued and outstanding shares entitled to vote thereon shall be necessary to constitute a quorum for the transaction of business at all meetings of the shareholders.

       SECTION.   VOTING. A shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Each outstanding share shall be entitled to one (1) vote on each matter voted on at a shareholders' meeting. Notwithstanding the foregoing, at each election for directors, each shareholder entitled to vote at such election shall have the right to cast as many votes in the aggregate as the shareholder shall be entitled to vote multiplied by the number of directors to be elected at such election, each shareholder may cast the whole number of votes for one (1) candidate, or distribute such votes among two (2) or more candidates.

       SECTION 6. PROXIES. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. A telegram or cablegram appearing to have been transmitted by the proper person, or a photographic, photostatic, facsimile or equivalent reproduction of a writing appointing a proxy shall be deemed to be a sufficient, signed appointment form. Appointment of a proxy
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shall be effective when the appointment form is received by the Secretary of the
Corporation. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the Corporation who extended it credit under terms requiring the appointment, an employee of the Corporation whose employment contract requires the appointment, or a party to a voting agreement created under the provisions of KRS 271B.7-310.

                  The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary of the Corporation before the proxy exercises his authority under the appointment.

        SECTION 7. ACTION WITHOUT A MEETING. Action required or permitted to be taken by the shareholders at a shareholders' meeting may be taken without a meeting and without prior notice, if the action is taken by all shareholders entitled to vote on the action. Action taken under this section shall be evidenced by one (1) or more written consents describing the action taken, signed by the shareholder or his proxy taking the action, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Action taken under this section shall be effective when consents representing the votes necessary to take the action under this section are delivered to the Corporation, or upon delivery of the consents representing the necessary votes, as of a different date if specified in the consent. Any shareholder giving a consent under this section may revoke the consent by writing received by the Corporation prior to the time that consents representing the votes required to take the action under this section have been delivered to the Corporation but may not do so thereafter. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

        SECTION 8. LIST OF SHAREHOLDERS. At least five (5) business days before every meeting, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each shareholder, shall be prepared by the Secretary. Such list shall be open for examination by any shareholder as required by the laws of the Commonwealth of Kentucky.

         SECTION 9.ADVANCE NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 9. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 9, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
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                     ARTICLE  II-- DIRECTORS

       SECTION 1. NUMBER AND QUALIFICATIONS. The entire Board of Directors shall consist of no less than seven (7) nor more than fifteen (15) persons. A Director need not be a shareholder. Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 1 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 1. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposed to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article II,
Section 1. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the Chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 2. TERM OF OFFICE. The directors shall be divided into three classes with each class being as nearly equal in number as possible. The term of office of the first class of directors shall be one (1) year and shall expire at the first annual meeting of the shareholders of the Company (or until their successors are elected and qualified) after their election; the term of office of the second class of directors shall be two (2) years and shall expire at the second annual meeting of the shareholders of the Company (or until their successors are elected and qualified) after their election; and the term of office of the third class of directors shall be three (3) years and shall expire at the third annual meeting of the shareholders of the Company (or until their successors are elected and qualified) after their election. Beginning with the first annual meeting of shareholders of the company after the election of directors of the three classes described above, the term of office of each class of directors elected or re-elected to the board of directors shall be three (3) years and shall expire at the third succeeding annual meeting following their election or re-election (or until their successors are elected and qualified).

        SECTION 3. DUTIES AND POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of its Board of Directors. The directors shall, in all cases, transact the business of the Corporation by a majority present at the meeting.

      SECTION 4. MEETINGS. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business of the Corporation as soon as practicable after the adjournment of the annual meeting of the shareholders. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine.

                  Special meetings of the Board of Directors may be called by the Chairman of the Board or upon written request of eighty percent (80%) of the total number of directors of the Corporation. In the event of the call of a special meeting of the Board of Directors by eighty percent (80%) of the total number of directors, the Secretary shall give notice of such meeting no more than ten (10) days after receipt of such request.
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                  Any or all directors may participate in any meeting, whether a regular or special meeting, or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during this meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

       SECTION 5. NOTICE OF MEETINGS. No notice need be given of any regular meeting of the Board of Directors. Notice of special meetings shall be served upon each director in person or by mail addressed to the director at his last known post office address, at least five (5) days prior to the date of such meeting. Notices of special meetings shall contain the date, time and place of the meeting but shall not require a description of the purpose of such special meeting.

        SECTION 6. PLACE OF MEETING. The Board of Directors shall hold its meetings at the main offices of the Corporation, unless such other place may be designated in the notice of such meeting. Meetings of the Board of Directors, upon proper notice, may be held either within or without the Commonwealth of Kentucky at such place as may be designated in the notice of such meeting.

        SECTION 7. WAIVER OF NOTICE OF MEETINGS. A director may waive any notice of such meeting as required by these Bylaws before or after the date and time of the meeting stated in the notice. The waiver shall be in writing signed by the director entitled to the notice and filed with the minutes of such meetings. A director's attendance at or participation in a meeting shall waive any required notice to him of the meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

       SECTION 8.ACTION WITHOUT MEETING. Action to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Any action taken under this section shall be effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

     SECTION 9. QUORUM. At any meeting of the Board of Directors, the presence of a majority of the elected and qualified members of the Board of Directors shall be necessary to constitute a quorum for the transaction of business.

      SECTION 10. VOTING. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors.

        SECTION 11. COMPENSATION. Each director shall be entitled to receive compensation for his services to the Corporation such compensation as fixed from time to time by the Board of Directors.

                     ARTICLE III -- COMMITTEES OF THE BOARD

        SECTION 1. Committees of the Board shall be standing or special. One standing committee shall be the Executive Committee. Other committees shall be those as the Board shall authorize. The Chairmen of these committees shall be appointed by the President at the Board's annual meeting, which shall be the first meeting following the shareholders' annual meeting, and shall serve for one (1) year. At a committee meeting, a quorum shall be one-half (1/2) the number of members of the committee. Each committee shall keep and submit minutes of its meeting to the Board.

       SECTION 2. The Executive Committee shall consist of the officers, one of whom may also serve as Chairman of the Executive Committee, and any additional members of the Board to be selected by a majority of the Board in order that the Executive Committee shall consist of five (5) members and shall serve for a period of one (1) year.

       SECTION 3. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except that it shall not amend the Articles or Bylaws or
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incur debt in the aggregate amount in excess of fifty thousand dollars
($50,000.00) or elect any officer of the Board herein provided for other than for a temporary period to fill a vacancy or as such authority may otherwise be limited by the resolution appointing the Executive Committee. The Executive Committee shall further not have the authority in reference to recommending to the members the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the members a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation.

      SECTION 4. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

      SECTION 5. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one (1) day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

     SECTION 6. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

    SECTION 7. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

    SECTION 8. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

    SECTION 9. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman or Secretary of the Corporation; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 10. The Executive Committee shall elect a presiding officer from its members and may fix its own rules or procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information either by mail within ten (10) days of a proceeding or at the meeting of the Board held next after the proceedings shall have been taken.

     SECTION 11. Special committees may be appointed by the President for such special tasks as circumstances warrant. A special committee shall limit its activities to the accomplishment of the task for which it is appointed and shall have no power to act except as specifically conferred by action of the Board. Upon completion of the task for which created such special committee shall stand discharged.

                           ARTICLE IV -- OFFICERS

       SECTION 1. TITLES AND ELECTION. The officers of the Corporation shall be the President, a Secretary, and a Treasurer, who shall initially be elected as soon as convenient by the Board of Directors, and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board following any annual shareholders' meeting, each of who shall hold office at the pleasure of the Board except as may otherwise by approved by the Board or until his earlier resignation, removal under these Bylaws or other termination of his
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employment. Any person may hold more than one office if the duties can be consistently performed by the same person, to the extent permitted by the laws of the Commonwealth of Kentucky.

                  The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors, who shall be a director, and one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers as it may deem advisable, each of who shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board until his earlier resignation, removal or other termination of employment, and shall
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have such authority and shall perform such duties as shall be prescribed or determined from time to time by the Board, or in case of officers other than the Chairman of the Board, if not so prescribed or determined by the Board, as the President or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form anal with such sureties as the Board may require.

     SECTION 2. DUTIES. Subject to such extension, limitations, and other provisions as the Board of Directors or these Bylaws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

                    (a) CHAIRMAN OF THE BOARD. The Chairman of the Board, when present, shall preside at all meetings of the shareholders and of the Board of Directors and shall be charged with general supervision of the management and policy of the Corporation, and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.

                    (b) PRESIDENT. Subject to the Board of Directors and the provisions of these Bylaws, the President shall be the Chief Executive Officer of the Corporation, shall exercise the powers and authority and perform all of the duties commonly incident to this office, shall in the absence of the Chairman of the Board preside at all meetings of the shareholders and of the Board of Directors if he or she is a Director, and shall perform such other duties as the Board of Directors shall specify from time to tine. The President or a Vice President, unless some other person is thereunto specifically authorized by the Board of Directors, shall sign all bonds, debentures, promissory notes, deeds, and contracts of the Corporation.

                    (c) VICE PRESIDENT. The Vice President or Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the President if the Board does not do so. In the absence or disability of the President, the Vice Presidents, in order of seniority, may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of President.

                   (d) SECRETARY. The Secretary, or in his absence, an Assistant Secretary, shall keep the minutes of all meetings of shareholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board does not do so.

                   (e) TREASURER.The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the President if the Board does not do so. He may endorse for deposit or collection all checks, notes, and similar instruments payable to the Corporation or to its order. He shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and together with all of the property of the Corporation in his possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the President of the
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         Corporation, whenever they may require it, an account of all his transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board does not do so.

         SECTION 3. DELEGATION OF AUTHORITY. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

          ARTICLE V  -- RESIGNATIONS, VACANCIES & REMOVALS

       SECTION 1. RESIGNATIONS. Any Director or officer may resign at any time by giving written notice thereof to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective. If a resignation of an officer or director is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date.

          SECTION 2.        VACANCIES.

                    (a) DIRECTORS. When the office of any director becomes vacant or unfilled, whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies shall be filled by the remaining director or directors, although less than a quorum, until the next meeting of shareholders, whether special or regular. Any director so elected by the Board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these Bylaws.

                    (b) OFFICERS. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

           SECTION 3, REMOVALS.

                   (a). DIRECTORS. Except as may otherwise be prohibited or restricted under the laws of the Commonwealth of Kentucky, the shareholders may, at any meeting called for the purpose, remove any director from office, with or without cause, and may elect his successor.

                   (b). OFFICERS. The Board of Directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor.

                  ARTICLE VI -- STOCK OF THE CORPORATION

        SECTION 1. CERTIFICATES. The stock of the Corporation shall be represented by certificates as approved by the Board of Directors. The certificates shall be numbered consecutively and in the order in which they are issued, and each certificate shall state the registered holder's name, the number of shares represented thereby and the date of issuance of such stock certificate. All certificates representing shares issued by the Corporation shall have noted conspicuously thereon reference to the restrictions of sale or transfer which may be from time to time enacted by the Board of Directors.

       SECTION 2. TRANSFER OF SHARES. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the registered owner, or by his duly authorized attorney-in-fact, upon surrender of the certificate duly and properly endorsed with a proper evidence of authority to transfer. The Corporation shall issue a new certificate, for the shares surrendered, to the person or persons entitled thereto.

       SECTION 3.RETURNED CERTIFICATES. All certificates for shares returned to the Corporation for transfer shall be marked "CANCELED" or "VOID" with the date of cancellation, and the transaction shall be immediately
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noted in the stock transfer book of the Corporation. The returned certificate may be inserted in the certificate book or may be destroyed.

        SECTION 4.LOST CERTIFICATES. In case of loss, mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the President if the Board does not do so.

                     ARTICLE VII -- DIVIDENDS

                  The Board of Directors may authorize and the Corporation may pay dividends to its shareholders subject to the limitations of this Article. No dividend shall be paid if, after giving it effect: (a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or
(b) the Corporation's total assets would be less than the sum of its total liabilities. The Board of Directors may base a determination that dividends are not prohibited under this Article either on financial statements prepared on the basis of accounting practices and principals that are reasonable in the circumstances, on a fair valuation or any other method that is reasonable in the circumstances.

                 ARTICLE VIII -- SEAL OF THE CORPORATION

                  The seal of the Corporation shall be adopted by the Board of Directors and may be changed from time to time in the discretion of the directors. The presence or absence of the seal on or from a writing shall neither add to nor detract from the legality thereof nor effect its validity in any manner or respect.

                     ARTICLE IX -- RECORD DATE

                  The record date for the determination of shareholders entitled to notice of and to vote at any annual or special meeting of the shareholders or for determining shareholders entitled to a distribution, shall be the date as from time to time established by the directors as the "record date", provided, however, that no such record date shall be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

                      ARTICLE X -- MISCELLANEOUS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute mad deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. No loans shall be made in the name of the Corporation and no evidence of such indebtedness shall be issued in the name of the Corporation unless authorized by the Board of Directors.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall commence or end at such time as the Board of Directors may designate.

     SECTION 3. BANK DEPOSITS, CHECKS, ETC. The funds of the Corporation shall be deposited in the name of the Corporation or any division thereof in such banks or trust companies in the United States of America or elsewhere as may be designated from time to time by the Board of Directors or by such officer or officers as the Board may authorize to make such designations.

                  All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts of other orders for the withdrawal of funds may be in facsimile if authorized in the designation.
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                    ARTICLE XI-- BOOKS AND RECORDS

      SECTION 1. PLACE OF KEEPING BOOKS. Unless otherwise expressly required by the laws of the Commonwealth of Kentucky, the books and records of the Corporation may be kept outside of the Commonwealth of Kentucky.

      SECTION2. EXAMINATION OF BOOKS. Except as may otherwise by provided by the laws of the Commonwealth of Kentucky, the Articles of Incorporation or these Bylaws, the Board of Directors shall have power to determine from time to lime whether, to what extent, at what times and places, and under what conditions, any of the accounts, records and books of the Corporation are to be open to the inspection of any shareholder. No shareholder shall have any right to inspect any account, book or document of the Corporation except as prescribed by statute or authorized by express resolution of the shareholders or of the Board of Directors.

                        ARTICL XII-- NOTICES

       SECTION 1. REQUIREMENTS OF NOTICE. Whenever notice is required to be given by statute, the Articles of Incorporation or these Bylaws, it shall not mean personal notice unless so specified, but such notice may be given ire writing by depositing the same in a post office, letter box or mail chute, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

      SECTION 2. WAIVERS. Any shareholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Articles of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a shareholder, either in person or by proxy, at any shareholders' meeting, and presence of any director at any meeting of the Board of Directors, shall constitute a waiver of such notice as may be required by any statute, the Articles of Incorporation or these Bylaws.

       ARTICLE XIII -- INDEMNIFICATION OF DIRECTORS & OFFICERS

        SECTION 1. DEFINITIONS. As used in this article, the term "person" means any past, present or future director or officer of the Corporation.

        SECTION 2. INDEMNIFICATION GRANTED. The Corporation shall indemnify, to the full extent and under the circumstances permitted by the Kentucky Business Corporation Act in effect, from time to time, any person as defined above, made or threatened to, be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer of the Corporation, or designated officer of an operating division of the Corporation, or is or was an employee or agent of the Corporation, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another company or other enterprise in which the Corporation should own, directly or indirectly, an equity interest or of which it may be a creditor.

                  This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by bylaw, agreement, vote of shareholders or disinterested directors, the Kentucky Business Corporation Act, or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent, and shall inure to tile benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this Article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Kentucky or the United States of America, whether as a matter of public policy or pursuant to statutory provision.

                    ARTICLE XIV-- AMENDMENTS

                  These Bylaws may be altered, amended, repealed or restated by a majority of the Board of Directors or by the shareholders of the Corporation.

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